UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2018

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-222709	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8100 E. Union Ave., Suite 1809 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Social Life Network, Inc. referred to herein as “we”, “us” or “our”.

Item 3.03. Material Modifications to Rights of Security Holders

Background

On July 3, 2018, our Board of Directors (the “Board”) adopted the Certificate of Designation of Preferences, Rights and Limitations of the Class B Common Stock, including that each Class B Common Stock Share shall have ten (10) votes on all matters presented to be voted by the holders of Common Stock. Further, the Board authorized the issuance of 5,000,000 Class B Common Stock Shares to Ken Tapp, our Chief Executive Officer, in return for his services as our Chief Executive Officer from February 1, 2016 to July 2, 2018. The Class B Common Stock Shares only have voting power and have no equity, cash value or any other value

The 5,000,000 Class B Common Stock Shares were never actually issued to Ken Tapp.

Cancellation of Issuance of 5,000,000 Class B Common Stock Shares to Ken Tapp, our Chief Executive Officer

Effective as of August 16, 2018, our Board of Directors cancelled the authorization of issuing the 5,000,000 shares of Class B Common Stock to its Chief Executive Officer, Ken Tapp.

Item 8.01 Other Events

We will publicly disseminate a press release on November 1, 2018 titled “MjLink.com Announces 1.3 Million Registered Users” following the filing of this Form 8-K, which is filed herein as Exhibit 99.1.

ITEM 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated November 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated November 1, 2018

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

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